                                                                   EXHIBIT 10.12


                           SENIOR MANAGEMENT AGREEMENT


                  THIS AGREEMENT is made as of December 17, 1996, between Brim, Inc., an Oregon corporation (the "Company"), Richard D. Gore ("Executive"), Principal Hospital Company (formerly known as Rural Hospital Corporation), a Delaware corporation ("Principal") for the limited purpose specified in Section 11(l), Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership ("GTCR") for the limited purpose specified in Section 4 and Leeway & Co., a Massachusetts general partnership ("Leeway") for the limited purpose specified in Section 4.

                  Principal and Executive are parties to the Senior Management Agreement, dated as of June 14, 1996, as supplemented by Supplement No. 1 to Senior Management Agreement, dated as of July 26, 1996 between Principal and Executive and Supplement No. 2 to Senior Management Agreement, dated as of September 30, 1996 (as so supplemented, the "Original Management Agreement"), pursuant to which Executive acquired certain securities of Principal and Principal and Executive agreed to certain other matters.

                  Pursuant to a Plan and Agreement of Merger of even date herewith among the Company, Principal Merger Company, a Delaware corporation and the wholly owned subsidiary of the Company ("Newsub") and Principal, Newsub agreed to merge with and into Principal, with Principal the surviving corporation (the "Merger"). Pursuant to the Merger, Executive is entitled to receive shares of the Company's Series B Junior Preferred Stock (the "Junior Preferred") and the Company's Common Stock, no par value (the "Common Stock") as consideration for his shares of Class A Common Stock and Class B Common Stock of Principal. In addition, Executive has executed a counterpart (the "Investment Agreement Counterpart") to the Investment Agreement, dated as of November 21, 1996, between the Company, the Investor and Principal (the "Investment Agreement"), pursuant to which the Executive has agreed to be bound by the terms of the Investment Agreement and to purchase certain securities of the Company. All of the shares of Junior Preferred and Common Stock acquired by Executive pursuant to the Merger or this Agreement, and all shares of Preferred Stock or Common Stock hereafter acquired by Executive are referred to herein as "Executive Stock".

                  The Company and Executive desire to terminate the Original Management Agreement and enter into an agreement with respect to Executive's ownership of Executive Stock, among other things, and the employment of the Executive by the Company and its subsidiaries. Certain definitions are set forth in paragraph 8 of this Agreement.

                  Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, GTCR or an Affiliate thereof (the "Investor").

                  The parties hereto agree as follows:

                     PROVISIONS RELATING TO EXECUTIVE STOCK

                  1.       Purchase and Sale of Common Stock.

                  (a) Upon execution of this Agreement, Executive will purchase, and the Company will sell to Executive, 67,472 shares of Common Stock at a price of $1 per share. The Company will deliver to Executive the certificates representing such Common Stock, and Executive will deliver to the Company a cashier's or certified check or wire transfer of funds or a promissory note in the aggregate amount of $67,472. All of the shares purchased by Executive pursuant to this Section 1(a) shall be "Vesting Shares" (as defined below) pursuant to this Agreement.

                  (b) Upon the purchase from time to time by the Investor pursuant to the Additional GTCR Commitment (as defined in the Stockholders Agreement) of up to an additional 4,545 shares of Junior Preferred and up an additional 454,500 shares of Common Stock pursuant to Section 6 of the Stockholders Agreement, Executive shall have the right, but shall not be required to, purchase from the Company at a price of $1 per share 26,975 shares of Common Stock pro rata with GTCR's purchase of Junior Preferred and Common Stock.

                  2.       Vesting of Certain Executive Stock.

                  (a) Executive received 111,266 shares of Common Stock pursuant to the Merger, and, after giving effect to the purchase of shares of Common Stock pursuant to paragraph 1(a) of this Agreement, owns an aggregate of 197,938 shares of Common Stock, of which 110,404 shares shall, along with any shares of Common Stock purchased pursuant to Section 6(d) of the Stockholders Agreement, be "Vesting Shares" pursuant to this Agreement. Except as otherwise provided in paragraph 2(b) below, the Vesting Shares will become vested in accordance with the following schedule, if as of each such date Executive is still employed by the Company or any of its Subsidiaries:

                                                              Cumulative
                                                             Percentage of
                                                            Vesting Shares
                      Date                                       Vested
                  ------------                              --------------
                  July 26, 1997                                    20%
                  July 26, 1998                                    40%
                  July 26, 1999                                    60%
                  July 26, 2000                                    80%
                  July 26, 2001                                   100%

All other shares of Executive Stock vest immediately upon receipt of such shares pursuant to the Merger or the Investment Agreement Counterpart, or upon purchase by Executive.

                  (b) If Executive ceases to be employed by the Company and its Subsidiaries on any date other than any July 26 prior to July 26, 2001, the cumulative percentage of Vesting Shares to become vested will be determined on a pro rata basis according to the number of days elapsed since the prior July 26. Upon the occurrence of a Sale of the Company, all shares of Executive Stock which have not yet become vested shall become vested at the time of such event. Shares of Executive Stock which have become vested are referred to herein as "Vested Shares," and all other shares of Executive Stock are referred to herein as "Unvested Shares."

                  3.       Repurchase Option.

                  (a) In the event (i) Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination") or (ii) Executive fails to purchase any shares of Junior Preferred which he is required to purchase pursuant to paragraph 6 of the Stockholders Agreement (a "Triggering Event"), the Executive Stock (whether held by Executive or one or more of Executive's transferees, other than the Company or an Exempt Transferee (as defined in paragraph 4(e) below)) will be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option").

                  (b) In the event of Termination, the purchase price for each Unvested Share will be Executive's Original Cost for such share, and the purchase price for each Vested Share will be the Fair Market Value for such share. Upon a Triggering Event, the Purchase price for each share of Executive Stock (whether a Vested share or an Unvested Share) will be Executive's Original Cost for such share.

                  (c) The Company's board of directors (the "Board") may elect to purchase all or any portion of the Unvested Shares and the Vested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock within 90 days after the Termination. The Repurchase Notice will set forth the number of Unvested Shares and Vested Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Stock then held by Executive is less than the total number of shares of Executive Stock which the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Executive Stock under this Agreement, pro rata according to the number of shares of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Unvested Shares and Vested Shares to be repurchased hereunder will be allocated among Executive and the other holders of Executive Stock (if any) pro rata according to the number of shares of Executive Stock to be purchased from such person.

                  (d) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investor shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 90 days after the Termination, the Company shall give written notice (the "Option Notice") to the Investor setting forth the number of Available Shares and the purchase price for the

Available Shares. The Investor may elect to purchase any or all of the Available Shares by giving written notice to the Company within one month after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days, after the expiration of the one-month period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investor (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to the Investor setting forth the number of shares the Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Unvested Shares and Vested Shares to be repurchased hereunder shall be allocated among the Company and the Investor pro rata according to the number of shares of Executive Stock to be purchased by each of them.

                  (e) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investor will pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by Executive to the Company. The Company and the Investor will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

                  (f) The right of the Company and the Investor to repurchase Vested Shares pursuant to this paragraph 3 shall terminate upon the first to occur of the Sale of the Company or a Public Offering.

                  (g) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

                  (h) All shares of Executive Stock purchased by the Company pursuant to this paragraph 3 and pursuant to paragraph 4 shall remain available for reissuance to new executives as determined by the Board.

                  4.       Restrictions on Transfer of Executive Stock.

                  (a) Retention of Executive Stock. Until the fifth anniversary of the date of the Original Management Agreement, Executive shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any shares of Executive Stock, except for Exempt Transfers (as defined in paragraph 5(b) below) other than sales to the public pursuant to Rule 144 promulgated under the Securities Act or any similar rule then in force).

                  (b) Transfer of Executive Stock. Subject to paragraph 4(a) above, Executive shall not Transfer any interest in any shares of Executive Stock, except pursuant to (i) the provisions of paragraph 3 hereof, a Public Sale or a Sale of the Company ("Exempt Transfers") or (ii) the provisions of this paragraph 4; provided that in no event shall any Transfer of Executive Stock pursuant to this paragraph 4 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. Prior to making any Transfer other than an Exempt Transfer, Executive will give written notice (the "Sale Notice") to the Company, the Investor and Leeway. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer. Executive will not consummate any Transfer until 60 days after the Sale Notice has been given to the Company, the Investor and Leeway, unless the parties to the Transfer have been finally determined pursuant to this paragraph 4 prior to the expiration of such 60-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date").

                  (c) First Refusal Rights. The Company may elect to purchase all (but not less than all) of the shares of Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Executive, the Investor and Leeway within 30 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Executive Stock to be transferred, the Investor may elect to purchase all (but not less than all) of the Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Executive within 45 days after the Sale Notice has been given to the Investor. If neither the Company nor the Investor elect to purchase all of the shares of Executive Stock specified in the Sale Notice, Executive may transfer the shares of Executive Stock specified in the Sale Notice, subject to the provisions of paragraph 4(d) below, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any shares of Executive Stock not transferred within such 60-day period will be subject to the pro visions of this paragraph 4(c) upon subsequent transfer. The Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by Executive to the Company.

                  (d) Participation Rights. If neither the Company nor the Investor has elected to purchase all of the Executive Stock specified in the Sale Notice pursuant to paragraph 4(c) above, each of the Investor and Leeway may elect to participate in the contemplated Transfer by delivering written notice to Executive and the Company within 50 days after receipt by the Investor and Leeway of the Sale Notice. If the Investor or Leeway has elected to participate in such sale, the Investor and Leeway, if electing to participate, will be entitled to sell in the contemplated sale, at the same price and on the same terms, a number of shares of the each class of the Company's capital stock to be sold in the contemplated transaction equal to the product of (i) the quotient determined by dividing the percentage of such class of capital stock (on a fully diluted basis) held by such Person by the aggregate percentage of such class of capital stock (on a fully diluted basis) held by Executive (including both Vested and Unvested Shares), the Investor and Leeway if participating in such sale and (ii) the number of shares of such class of capital stock to be sold in the contemplated sale. In addition, any purchaser in a sale subject to this Section 4(d) will be required to purchase from each of the Investor and Leeway, at the election of the Investor and Leeway, a portion of the Junior

Preferred held by the Investor equal to the greater of the percentage of (x) the Investor's or Leeway's, as the case may be Common Stock being sold in such transaction and (y) Executive's Junior Preferred being sold in such transaction.

         For example, if:

                  (i) the Sale Notice contemplated a sale of 100 shares of Common Stock and no Junior Preferred;

                  (ii) Executive was at such time the owner of 120 shares of Common Stock (which was equal to 30% of the Common Stock on a fully diluted basis); and

                  (iii) the Investor elected to participate and the Investor owned 40 shares of Common Stock (which was equal to 10% of the Common Stock on a fully diluted basis) and 200 shares of Junior Preferred; and

                  (iv) Leeway elected to participate and Leeway owned 40 shares of Common Stock (which was equal to 10% of the Common Stock on a fully diluted basis) and 50 shares of Junior Preferred;

                  then

                  (A) Executive would be entitled to sell 60 shares of Common Stock (30% / 50% x 100 shares); and

                  (B) the Investor would be entitled to sell 20 shares of Common Stock (10% / 50% x 100 shares) and 100 shares of Junior Preferred (the same percentage of the Investor's Junior Preferred as the percentage of the Investor's Common Stock being sold, i.e., 50%); and

                  (C) Leeway would be entitled to sell 20 shares of Common Stock (10% / 50% x 100 shares) and 25 shares of Junior Preferred (the same percentage of Leeway's Junior Preferred as the percentage of Leeway's Common Stock being sold, i.e., 50%).

Executive will use his best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investor and Leeway in the contemplated Transfer and will not transfer any Executive Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of the Investor and Leeway. The aggregate transaction fees and expenses incurred in connection with any such transfer shall be borne on a pro rata basis by each Person participating in such transfer.

                  (e) Certain Permitted Transfers. The restrictions contained in this paragraph 4 will not apply with respect to (i) transfers of shares of Executive Stock pursuant to applicable laws of descent and distribution or (ii) transfer of shares of Executive Stock among Executive's Family Group; provided that such restrictions will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock have agreed in writing to be bound by the provisions of this Agreement.

                  (f) Termination of Restrictions. The restrictions on the Transfer of shares of Executive Stock set forth in this paragraph 4 will continue with respect to each share of Executive Stock until the date on which such Executive Stock has been transferred in a transaction permitted by this paragraph 4 (except in a transaction contemplated by subparagraph 4(e)); provided that in any event such restrictions will terminate on the first to occur of a Sale of the Company or a Public Offering.

                  5.       Additional Restrictions on Transfer of Executive
Stock.

                  (a) Legend. The certificates representing the Executive Stock will bear substantially the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF DECEMBER 17, 1996. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  (b) Opinion of Counsel. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

                        PROVISIONS RELATING TO EMPLOYMENT

                  6. Employment. The Company agrees to employ Executive as chief financial officer of each of the Company and Principal and Executive accepts such employment for the period beginning as of the date hereof and ending upon termination pursuant to paragraph 6(b) hereof (the "Employment Period"). Executive will not be assigned duties inconsistent with the duties customarily assigned to chief financial officers of comparable business organizations.

                  (a) Salary, Bonus and Benefits. During the Employment Period, the Company will pay Executive a base salary (the "Annual Base Salary") as the Board may designate from time to time, at the rate of not less than $175,000 per annum, which amount shall be reviewed annually by the Board in its sole discretion with a view toward determining whether Executive's Annual Base Salary is competitive with the salaries of similarly situated executives at comparable business organizations. Executive will be eligible for a bonus equal to 50% of Executive's Annual Base Salary for such year. It is anticipated that such bonus will be awarded by the Board if Executive meets or exceeds the annual operational and financial objectives agreed to by the Board and senior management of the

Company, and that the Company's performance meets or exceeds the targets outlined in the five-year plan attached hereto as Exhibit B (inclusive of the bonus expense). If the Company has not met or exceeded its financial or operational objectives, a bonus of less than 50% of Executive's Annual Base Salary may be awarded in the Board's discretion. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the Company's senior management.

                  (b) Termination. The Employment Period will continue until Executive's resignation, disability (as determined by the Board in its good faith judgment) or death or until the Board determines in its good faith judgment that termination of Executive's employment is in the best interests of the Company. If Executive's employment is terminated by the Company without cause or as a result of Executive's disability (as determined by the Board in its good faith judgment) or death, the Company shall pay to Executive (or his estate), in twelve equal monthly installments, an amount equal to Executive's Annual Base Salary; provided that the severance payments set forth in this paragraph 6(b) shall cease and the Company shall have no further obligation hereunder upon Executive's acceptance of employment with any entity whose business is within the Company's core business of owning and operating rural hospitals.

                  (c) Headquarters. The headquarters of the Company will be located in or near Nashville, Tennessee, and the Company presently intends that, for so long as Executive remains employed with the Company, the headquarters will not be moved from such location. Any relocation of the Company's headquarters outside of the Nashville, Tennessee area during the Employment Period will be deemed a termination of Executive's employment by the Company without cause, entitling Executive to severance pay under the provisions of paragraph 6(b).

                  7. Confidential Information. Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company and its affiliates are the property of the Company. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own account any of such information, observations or data without the Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.

         8.       Noncompetition and Nonsolicitation

                  (a) Noncompetition. Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period and for one year thereafter (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with or render services for, (i) any business, the operating facilities of which compete with the operating facilities of the Company or its Subsidiaries within the geographical area included in the 50-mile radius around each location where the Company or any Subsidiary owns, leases, manages or otherwise maintains an operating facility, engages in business or, on the date of Executive's termination, plans to own, lease, manage or otherwise maintain a facility or engage in business, or (ii) any business in which the Company or any of its Subsidiaries has entered into a letter of intent or is or has been within one year prior to the date of termination of Executive's employment in active negotiations relating to the acquisition of such business by the Company or its Subsidiaries.

                  (b) Nonsolicitation. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof,
(ii) hire any person who was an employee of the Company or any Subsidiary within six months prior to termination of Executive's employment, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary.

                  (c) Enforcement. If, at the time of enforcement of paragraph 7 or 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                  (d) Submission to Jurisdiction. Each of the parties (i) submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to paragraphs 7 and/or 8 of this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to paragraphs 7 and/or 8 of this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                               GENERAL PROVISIONS

         9.       Definitions.

                  "Affiliate" of the Investor means any direct or indirect general or limited partner of the Investor, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with the Investor, and will include, without limitation, Golder, Thoma, Cressey, Rauner, Inc. and its owners and employees.

                  "Common Stock" means the Company's Common Stock, no par value.

                  "Core Business" means the ownership and operation of rural hospitals.

                  "Executive's Family Group" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants.

                  "Executive Stock" will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investor and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization. Notwithstanding the foregoing, all Unvested Shares shall remain Executive Stock after any Transfer thereof.

                  "Fair Market Value" of each share of Executive Stock means 95% of the average of the closing prices of the sales of the class of stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, 95% of the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, 95% of the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such stock is not quoted in the NASDAQ System, 95% of the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such stock determined in good faith by the Board.

                  "Junior Preferred" means the Company's Series B Junior Preferred Stock, no par value.

                  "Original Cost" means (i) with respect to each share of Junior Preferred purchased by Executive, $1,000 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations) and (ii) with respect to each share of Common Stock purchased by Executive, $1 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

                  "Permitted Transferee" means any holder of Executive Stock who acquired such stock pursuant to a transfer permitted by paragraph 4(e).

                  "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of Common Stock approved by the Board.

                  "Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

                  "Sale of the Company" means any transaction or series of transactions pursuant to which any person(s) or entity(ies) (including any Affiliates of the Investor) other than the Investor in the aggregate acquire(s)
(i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that the term "Sale of the Company" shall not include an initial Public Offering.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Stockholders Agreement" means the Stockholders Agreement, of even date herewith, among the Company, Executive, the Investor, and the other stockholders of the Company listed therein, as may be amended, modified and supplemented from time to time.

                  "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

                  "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

                  "Vesting Shares" means 110,404 shares of the Common Stock acquired by Executive and any shares of Common Stock acquired by Executive pursuant to Section 6(d) of the Stockholders Agreement.

         10. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  If to the Company:

                           Brim, Inc.
                           5123 Paddock Village Court, Suite A12
                           Brentwood, TN 37027
                           Attention: Martin S. Rash

                  with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Attention: Kevin R. Evanich, P.C.

                  If to the Executive:

                           Richard D. Gore
                           Principal Hospital Company
                           5123 Paddock Village Court, Suite A12
                           Brentwood, TN 37027

                  If to the Investor:

                           Golder, Thoma, Cressey Fund IV, L.P.
                           6100 Sears Tower
                           Chicago, Illinois 60606-6402
                           Attention: Bruce V. Rauner

                  with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Attention: Kevin R. Evanich

                  If to Leeway:

                           Leeway & Co.
                           c/o State Street Bank and Trust Company
                           Master Trust Division - Q4W
                           P.O. Box 1992
                           Boston, Massachusetts 02101
                           Attention: Lisa Lane

                  with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110-2624
                           Attention: Raj Marphatia

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

         11.      General Provisions.

                  (a) Expenses. The Company agrees to pay and hold Executive harmless against liability for the payment of, (i) the fees and expenses of its counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, and (ii) if Executive is the prevailing party in a judicial proceeding involving a dispute hereunder, the fees and expenses of its counsel incurred in connection with such dispute and/or proceeding.

                  (b) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

                  (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (d) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (e) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investor and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder; provided further that the rights and obligations of the Investor under this Agreement and the agreements contemplated hereby may be assigned by the Investor at any time, in whole or in part, to any investment fund managed by Golder, Thoma, Cressey, Rauner, Inc., or any successor thereto. The rights and obligations of GTCR and Leeway under Section 4(d) of this Agreement shall inure to the benefit of and be enforceable by the transferees of each of GTCR and Leeway.

                  (g) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  (h) Remedies. Each of the parties to this Agreement (including the Investor) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and the Investor.

                  (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  (k) Waiver of Acceleration of Vesting. Executive hereby waives any vesting of Vesting Shares which may be triggered by the Merger, and agrees that the Merger will not constitute a "Sale of the Company" under the Original Management Agreement.

                  (l) Termination of Original Management Agreement. The Original Management Agreement will be terminated automatically upon the effectiveness of this Agreement, and from and after such time, shall have no further force or effect.

                  (m) Termination. This Agreement (except for the provisions of paragraph 6) shall survive the termination of Executive's employment with the Company and shall remain in full force and effect after such termination.

                  (n) Adjustment of Numbers. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

                                    *****

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    BRIM, INC.

                                    By /s/ Martin S. Rash
                                       -----------------------------------------
                                    Its Chief Executive Officer

                                    PRINCIPAL HOSPITAL COMPANY

                                    By /s/ Martin S. Rash
                                       -----------------------------------------
                                    Its Chief Executive Officer

                                    LEEWAY & CO.

                                    By State Street Bank & Trust Company
                                    Its  Partner

                                    By /s/ Edward J. Lavin Jr.
                                       -----------------------------------------
                                    Its Vice President

                                    GOLDER, THOMA, CRESSEY, RAUNER
                                    FUND IV, L.P.

                                    By GTCR IV, L.P.,
                                    Its General Partner

                                    By: Golder, Thoma, Cressey, Rauner, Inc.,
                                    Its General Partner

                                    By /s/ Bruce V. Rauner
                                       -----------------------------------------
                                    Its: Principal


                                    /s/ Richard D. Gore
                                    --------------------------------------------
                                    Richard D. Gore

                                     CONSENT

                  The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Senior Management Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of stock under certain circumstances and imposes other restrictions on the transfer of such stock. I agree that my spouse's interest in the stock subject to this Agreement and any interest I may have in such stock shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.

                                        /s/ Lynn Gore
                                        ----------------------------------------
                                        Spouse's Name

                                        /s/ Nancy Lancaster
                                        ----------------------------------------
                                        Witness